Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendments to the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-207255) pertaining to the resale of outstanding shares of common stock of Novatel Wireless, Inc. by the selling stockholders named therein;

2.	Registration Statement (Form S-8 No. 333-207233) pertaining to the 2009 Omnibus Incentive Compensation Plan and the 2015 Incentive Compensation Plan;

3.	Registration Statement (Form S-8 No. 333-202648) pertaining to the 2009 Omnibus Incentive Compensation Plan;

4.	Registration Statement (Form S-8 No. 333-190878) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

5.	Registration Statement (Form S-8 No. 333-190879) pertaining to the 2009 Omnibus Incentive Compensation Plan;

6.	Registration Statement (Form S-8 No. 333-176490) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

7.	Registration Statement (Form S-8 No. 333-176489) pertaining to the 2009 Omnibus Incentive Compensation Plan;

8.	Registration Statement (Form S-8 No. 333-163033) pertaining to the 2009 Omnibus Incentive Compensation Plan;

9.	Registration Statement (Form S-8 No. 333-163032) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

10.	Registration Statement (Form S-8 No. 333-159287) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

11.	Registration Statement (Form S-8 No. 333-145482) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan;

12.	Registration Statement (Form S-8 No. 333-139730) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan; and

13.	Registration Statement (Form S-8 No. 333-53692) pertaining to the Amended and Restated 2000 Stock Incentive Plan, the Amended and Restated 2000 Employee Stock Purchase Plan and the Amended and Restated 1997 Employee Stock Option Plan;

of our reports dated March 14, 2016, with respect to the consolidated financial statements and schedule of Novatel Wireless, Inc., and the effectiveness of internal control over financial reporting of Novatel Wireless, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

November 8, 2016